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EXHIBIT 21.1

                              Subsidiaries of the Registrant

Subsidiary                                           State or Other Jurisdiction of Domicile
----------                                           ---------------------------------------
Ameritrade Advisory Services, LLC                    Delaware
Ameritrade International Company, Inc.               Cayman Islands
Amerivest Investment Management, LLC                 Delaware
Datek Online Management Corp.                        Delaware
Financial Passport, Inc.                             Delaware
TD AMERITRADE Trust Company                          Maine
National Investor Services Corp.                     Delaware
Nebraska Hudson Company, Inc.                        New York
T2 API Technologies, LLC                             Delaware
TD AMERITRADE Clearing, Inc.                         Nebraska
TD AMERITRADE, Inc.                                  New York
TD AMERITRADE IP Company, Inc.                       Delaware
TD AMERITRADE Online Holdings Corp.                  Delaware
TD AMERITRADE Services Company, Inc.                 Delaware*
TD Waterhouse Canadian Call Center, Inc.             Canada
TD Waterhouse Capital Markets, Inc.                  Delaware
TenBagger, Inc.                                      Nevada
ThinkTech, Inc.                                      Delaware**
TradeBridge, Inc.                                    Maryland

*     In Texas this entity does business as Ameritrade Support Services
      Corporation

**    In Texas this entity does business as T2 Technology Support, Inc.

Unless otherwise noted, each subsidiary does business under its actual name.